UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 N. Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of Class A Common Stock	PRPLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 3, 2020, Purple Innovation, LLC ( “Purple LLC”) and Purple Innovation, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”) leading a group of financial institutions (collectively the “Lenders”) and consummated the transactions contemplated thereby (the “Closing”). All defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement by and among Purple LLC, the Company, the Administrative Agent and the Lenders. KeyBank will act as the sole administrative and collateral agent under the Credit Agreement (the “Administrative Agent”). The Company is a guarantor under the Credit Agreement. In connection with the Closing, the Company and Purple LLC also entered a Pledge and Security Agreement, Guaranty, Collateral Assignment of Patents, Collateral Assignment of Trademarks, and Collateral Assignment of Copyrights, each as described in greater detail below.

Credit Agreement and Pledge and Security Agreement

The Credit Agreement provides for a $45 million term loan and a $55 million revolving line of credit. Proceeds from the term loan, which were fully drawn at closing, were used to retire all indebtedness related to Purple LLC’s existing Credit Agreement dated as of February 2, 2018 by and among Borrower, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC-Series A (“Blackwell”) and Coliseum Co-invest Debt Fund, L.P. (and together with CCP and Blackwell, “Coliseum Lenders”), as amended and restated in the Amended and Restated Credit Agreement dated February 26, 2019, and as further amended by the First Amendment to Amended and Restated Credit Agreement dated as of March 27, 2020, the Second Amendment to Amended and Restated Credit Agreement dated as of May 15, 2020, and the Waiver and Consent to Amended and Restated Credit Agreement dated as of August 20, 2020 (collectively the “Coliseum Loan”).The retirement of the Coliseum Loan included a prepayment fee of approximately $2.5 million. Adam Gray serves on the Company’s board of directors and is a manager of Coliseum Capital, LLC, which is the general partner of CCP.

The borrowing rates will be based on Purple LLC’s leverage ratio, as defined in the Credit Agreement, and can range from LIBOR plus 3.00 percent to 3.75 percent with a LIBOR minimum of 0.50 percent. The initial borrowing rate is LIBOR plus 3.00 percent, which is 3.50 percent or 850 basis points lower than Purple LLC’s current borrowing rate under the Coliseum Loan.

The term loan will be repaid according to a five-year amortization schedule, while the revolving line of credit has a five-year term. The loans under the Credit Agreement may be prepaid in whole or in part at any time without premium or penalty, subject to reimbursement of certain costs. There may be mandatory prepayment obligations based on excess cash flow.

Pursuant to a Pledge and Security Agreement between Purple LLC, KeyBank, and the Company, Purple LLC’s obligations under the Credit Agreement are secured by a perfected first-priority security interest in the assets of Purple LLC and the Company. The Pledge and Security Agreement contains a pledge, as security for its guaranty, all of its ownership interests in Purple LLC.

The Credit Agreement provides for standard events of default such as for non-payment and failure to perform or observe covenants. The Credit Agreement contains standard indemnifications benefitting the Lenders.

The Credit Agreement also contains representations, warranties and certain covenants of Purple LLC and the Company. While any amounts are outstanding under the Credit Agreement, Purple LLC is subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, forming or acquiring subsidiaries, business combinations or acquisitions, incurrence of additional indebtedness, and transactions with affiliates, among other customary covenants, subject to certain exceptions. In particular, Purple LLC is (i) subject to annual capital expenditure limits that can be adjusted based on the Company achieving certain Net Leverage Ratio thresholds as provided in the Credit Agreement, (ii) restricted from incurring additional debt up to certain amounts, subject to limited exceptions, as set forth in the Credit Agreement, and (iii) maintain minimum Consolidated Net Leverage Ratio and Fixed Charge Coverage Ratio (as those terms are defined in the Credit Agreement) thresholds at certain measurement dates. Purple LLC is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. If the Company or Purple LLC fail to perform their obligations under these and other covenants, or should any event of default occur, the revolving loan commitments under the Credit Agreement may be terminated and any outstanding borrowings, together with accrued interest, under the Credit Agreement could be declared immediately due and payable.

The representations, warranties and covenants contained in the Credit Agreement are made only for purposes of the Credit Agreement and as of specific dates; are solely for the benefit of the parties to the Credit Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Purple LLC or the Lenders or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures of the Company or statements by Purple LLC or the Lenders. Accordingly, investors should read the representations and warranties in the Credit Agreement not in isolation but only in conjunction with the other information about Purple LLC or the Lenders and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the SEC.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Pledge and Security Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated by reference herein.

Guaranty

In connection with the Closing and Purple LLC’s entry into the Credit Agreement, the Company entered into the Guaranty, pursuant to which the Company agreed to an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Credit Agreement and the other Loan Documents. The foregoing summary of the Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guaranty, which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

Intellectual Property Security Agreements

In connection with the Closing and Purple LLC’s entry in the Credit Agreement, the Company and Purple LLC entered into a Collateral Assignment of Patents, Collateral Assignment of Trademarks, and Collateral Assignment of Copyrights, pursuant to which they granted to the Agent, on behalf of the Secured Creditors (as defined therein), a security interest in all of the intellectual property of the Company and Purple LLC that constitutes collateral under the Credit Agreement. The foregoing summary of the Collateral Assignment of Patents, Collateral Assignment of Trademarks, and Collateral Assignment of Copyrights does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, which are attached as Exhibits 10.4, 10.5, and 10.6, respectively, to this report and are incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 REGULATION FD DISCLOSURE.

On September 3, 2020, the Company issued a press release announcing the Closing and Purple LLC’s entry into the Credit Agreement with the Lenders. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated September 3, 2020 between and among Purple Innovation, LLC, Purple Innovation, Inc., KeyBank National Association, and the other lenders party thereto.
10.2	Pledge and Security Agreement dated September 3, 2020.
10.3	Guaranty dated September 3, 2020.
10.4	Collateral Assignment of Patents dated September 3, 2020.
10.5	Collateral Assignment of Trademarks dated September 3, 2020.
10.6	Collateral Assignment of Copyrights dated September 3, 2020.
99.1	Press release issued by the Company dated September 3, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2020	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

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